Exhibit 99.1

             Callidus Software Revises Revenue and Earnings Outlook
                           For the First Quarter 2004

    SAN JOSE, Calif., March 29 /PRNewswire-FirstCall/ -- Callidus Software Inc. (Nasdaq: CALD), the leader in Enterprise Incentive Management (EIM) software systems, today revised its outlook for the first quarter ending
March 31, 2004.
    The Company expects total revenues for the first quarter of 2004 to be between $16.5 million and $18.0 million due to a shortfall of license revenues. As a result Callidus anticipates a net loss for the quarter on both a GAAP and non-GAAP basis. The Company expects to end the quarter with approximately $75 million of cash and investments.
    "Callidus Software, like many enterprise software companies, transacts a significant portion of its quarterly business at the end of each quarter," stated Reed Taussig, president and CEO of Callidus Software. "Our quarterly license revenues are dependent on a relatively small number of large transactions involving sales of our products to customers, and any delay or failure in closing one or more of these transactions could adversely affect our results of operations. In this quarter, we failed to close several transactions due to customers' merger and acquisition activities. In addition, a number of customers failed to conclude contracts due to their timing or budgetary considerations. We are disappointed with these results. However, we continue to be optimistic about our business, given the potential of the emerging EIM market, our product position, and our strong customer base. We will address second quarter and full year guidance on our planned April conference call."

    Conference Call
    A conference call to discuss the Company's outlook for the first quarter is scheduled for 5:15 a.m. Pacific Standard Time (PST), Monday, March 29, 2004. The conference call is available via web cast and can be accessed live, and for one week after the call, at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial in number is 800-901-5217 (international 617-786-2964), pass code 19479329. A replay of the conference call can be accessed after 7:15 a.m. PST, by calling 888-286-8010 (international 617-801-6888), pass code 30224647.

    About Callidus Software
    Founded in 1996, Callidus Software (www.callidussoftware.com) is a leading provider of EIM systems to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage competitive incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp Grid(TM) architecture, Callidus delivers the industry's only EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/Partners include Apple Computer, AT&T Wireless, BMC Software, CUNA Mutual Insurance, DIRECTV, Dun & Bradstreet, IBM, JP Morgan Chase & Co., Pennzoil-Quaker State Company, and SBC Communications.

    Note on Forward-Looking Statements
    The forward looking statements included in this press release, including guidance for the first quarter of 2004, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, timing of license orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased competition or new entrants in the marketplace and other risks detailed in the company's SEC reports, including its Form 10-K, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those discussed in this release. We assume no obligation to update the information contained in this release.

    Callidus Software, the Callidus Software logo, TrueComp, and TruePerformance are registered trademarks and TrueAnalytics, TrueComp Grid, TrueComp Manager, TrueComp Viewer, TrueDiagnostics, TrueInformation, TrueIntegration, TruePortal, TrueReferral, TrueResolution, TrueService, TrueSuccess, TrueSupport, Solutions for the Strategic Enterprise and Everyone Profits are trademarks of Callidus Software Inc. in the United States and other countries. Other trademarks are the property of their respective holders.

SOURCE  Callidus Software Inc.
    -0-                             03/29/2004
    /CONTACT: Investor Relations, Jon Pexton, +1-408-808-6577, ir@callidussoftware.com, or Press, Jane Le Fevre, +1-408-808-6511, pr@callidussoftware.com, both of Callidus Software Inc./
    /Web site:  http://www.callidussoftware.com /
    (CALD)

CO:  Callidus Software Inc.
ST:  California
IN:  CPR STW TLS
SU:  CCA